 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): July 23, 2019

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08	Shareholder Director Nominations.

(a) To the extent applicable, the information contained in Item 8.01 below is incorporated herein by reference.

Item 8.01	Other Events.

As previously reported in a Current Report on Form 8-K  filed by Amyris, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 20, 2019, which disclosure is incorporated herein by reference, on May 14, 2019, the Company’s Board of Directors (the “Board”) scheduled the date of the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) for August 27, 2019.

On July 23, 2019, the Board re-scheduled the date of the 2019 Annual Meeting for November 19, 2019, which is more than 30 days after the anniversary of the Company’s 2018 Annual Meeting of Stockholders.

In accordance with the Company’s restated bylaws, notice by a stockholder of any qualified stockholder proposal or qualified stockholder nomination (including any notice on Schedule 14N) must be delivered to the Company at its principal executive offices located at 5885 Hollis Street, Suite 100, Emeryville, California 94608, addressed to the Secretary of the Company, by September 5, 2019. Such stockholder proposals or nominations must conform to the rules and regulations promulgated by the SEC and the Company’s restated bylaws. Any such notice received after September 5, 2019 will be considered untimely and not properly brought before the 2019 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: July 29, 2019	By:	/s/ Nicole Kelsey
Nicole Kelsey
General Counsel and Secretary